Exhibit 5.1

May 16, 2005

The Board of Directors

The Mills Corporation

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

Ladies and Gentlemen:

We are acting as counsel to The Mills Corporation, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (SEC File No. 333-88606) filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2002, and amended by Amendment No. 1 thereto on July 3, 2002 (as amended, the “Registration Statement”), and previously declared effective by the Commission, relating to the public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated October 2, 2002 (the “Base Prospectus”), and as may be set forth from time to time in one or more supplements to the Base Prospectus. This opinion letter is rendered in connection with the proposed public offering of up to an aggregate of 9,200,000 Depositary Shares (the “Depositary Shares”), each Depositary Share representing a 1/100th fractional interest in a share of the Company’s 7.875% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), as described in the Base Prospectus and a supplement to the Base Prospectus dated May 10, 2005 (the “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

Board of Directors

The Mills Corporation

May 16, 2005

2.	The Base Prospectus and the Prospectus Supplement.

3.	An executed copy of the Underwriting Agreement, dated May 10, 2005, among the Company and the several underwriters named therein (the “Underwriting Agreement”).

4.	The form of Deposit Agreement (the “Deposit Agreement”) among the Company and EquiServe Trust Company, N.A. and EquiServe Inc., as depositary (individually and collectively, the “Depositary”).

5.	The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on May 11, 2005 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Certificate of Incorporation”).

6.	The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7.	The Certificate of Designations of the Series G Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 16, 2005, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

8.	Certain resolutions of the Board of Directors of the Company, adopted at a meeting held on April 24, 2002 and by unanimous written consent dated May 10, 2005, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the Registration Statement, the authorization of the Underwriting Agreement and the Deposit Agreement, the authorization and designation of the Series G Preferred Stock, the issuance and sale of the Depositary Shares, and arrangements in connection therewith.

Board of Directors

The Mills Corporation

May 16, 2005

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies).

For purposes of this opinion letter, we have assumed that (i) the Depositary has all requisite organization and legal power and authority under all applicable laws, regulations and its governing documents to execute, deliver and perform its obligations under the Deposit Agreement and the depositary receipts evidencing the Depositary Shares, (ii) the Depositary has duly authorized, executed and delivered the Deposit Agreement, (iii) the Depositary is validly existing and in good standing in all necessary jurisdictions, (iv) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares constitute valid and binding obligations, enforceable against the Depositary in accordance with their terms, (v) the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations, and (vi) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Deposit Agreement and the depositary receipts evidencing the Depositary Shares. We also have assumed that the Depositary Shares and the Series G Preferred Stock will not be issued in violation of the ownership limits contained in the Certificate of Incorporation. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended and (ii) the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

Board of Directors

The Mills Corporation

May 16, 2005

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) Following the issuance of the Series G Preferred Stock pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Depositary Shares as specified in the resolutions of the Board of Directors described in paragraph 8 above, the Series G Preferred Stock will be validly issued, fully paid and nonassessable.

(b) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Series G Preferred Stock in accordance with the Deposit Agreement relating thereto, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed in paragraph (b) above is also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter speaks as of the date hereof and has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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Board of Directors

The Mills Corporation

May 16, 2005

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.